PHILIP H. SALCHLI

CERTIFIED PUBLIC ACCOUNTANT

Member American Institute of Certified Public Accountants, SEC and Private Companies Practice Sections

Member Texas Society of Certified Public Accountants

May 9, 2005

Americana Publishing, Inc.
Albuquerque, New Mexico

I hereby grant my permission to use the financial statements that have been audited by me, together with my opinion on such statements dated April 14, 2005, as of and for the year ended December 31, 2004 in Form SB-2 (April 2005).

P H Salchli, CPA

Philip H. Salchli, CPA
Houston, Texas

11323 Olympia Drive • Houston, Texas 77077-6417 • (281) 496-3020 • Fax (281) 496-2446